Exhibit 10.7

THIRD AMENDMENT
TO
REFINED PRODUCTS PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO REFINED PRODUCTS PURCHASE AGREEMENT (this “Amendment”) is entered into as of the 1st day of June, 2012 to be effective as of May 1, 2012 (the “Effective Date”) by and between SINCLAIR OIL CORPORATION, a Wyoming corporation, (together with its successors and/or assigns, the “Sinclair”), as successor in interest to Sinclair Tulsa Refining Company, and HOLLYFRONTIER REFINING & MARKETING LLC, a Delaware limited liability company (formerly known as Holly Refining & Marketing Company LLC) (together with its successors and/or assigns, “HFRMC”). Each of HFRMC and Sinclair are individually referred to as a “Party” and collectively as the “Parties.”
RECITALS:

WHEREAS, Sinclair and HFRMC are parties to that certain Refined Products Purchase Agreement dated as of December 1, 2009, as amended as of May 17, 2010 and January 1, 2012 (such agreement, with all exhibits and attachments, as amended, the “Products Purchase Agreement”) pursuant to which HFRMC agreed to sell, and Sinclair agreed to purchase, certain Products, as therein defined. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Products Purchase Agreement.
WHEREAS, the Parties desire to modify the method for determining the Product Price to be paid for the delivery of Product into the Magellan Pipeline, commencing on the Effective Date, as more fully set forth in this Amendment;

AGREEMENT:
NOW, THEREFORE, in consideration of the agreements and covenants set forth in this Amendment, and for other good and valuable consideration, the receipt, adequacy, and legal sufficiency of which are hereby acknowledged, the Parties hereby amend the Products Purchase Agreement and agree as follows:

1.Incorporation of Recitals. The recitals for this Amendment are fully incorporated herein by the reference thereto with the same force and effect as though recited herein.

2.Definitions. Section 1.1 of the Products Purchase Agreement is hereby amended by deleting in its entirety the definitions of “Monthly Average” and “Platts Index Page” and adding the following definitions:

“Monthly Average” means the cumulative average for a given calendar month of the daily OPIS Calendar-Day Average reported in the OPIS Spots Report for Tulsa under the OPIS Calendar-Day Average postings of the price for each Product (determined as provided in Exhibit D hereto) during such calendar month.

“OPIS” means Oil Price Information Service, www.opisnet.com.

“OPIS Spots Report” has the meaning given to such term in Section 3.5.

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3.References to OPIS Index Page. Each reference in the Product Purchase Agreement to the term of “Platts Index Page” is hereby replaced with a reference to the term “OPIS Spots Report” in each instance where such reference occurs.
4.References to OPIS Group 3 Spot. Each reference in the Product Purchase Agreement to the term of “Platts Group 3 Spot” is hereby replaced with a reference to the term “OPIS Group 3 Cash Spot” in each instance where such reference occurs.
5.Product Price References. Section 3.5 of the Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:
Section 3.5    OPIS Product Price References. All references in this Agreement to “OPIS Group 3 Prompt Spot” prices shall refer to the prices for Products on the relevant date as published by OPIS in the OPIS Full-Day Refined Spots Report (or in its absence, a comparable successor publication designated by Holly and agreed to by Sinclair) (the “OPIS Spots Report”), an example of which is attached as Exhibit E hereto. References in this Agreement to the “OPIS Group 3 Spot Low” price shall refer to the OPIS Group 3 Spot Low price quoted for a Product in the OPIS Spots Report on the relevant day. References in this Agreement to the “OPIS Group 3 Spot Mean” price shall refer to the average of the OPIS Group 3 Spot Low price and the OPIS Group 3 Spot High price quoted for a Product in the OPIS Spots Report on the relevant day.
6.Exhibits. Exhibit D and Exhibit E to the Products Purchase Agreement are hereby deleted in their entirety and Exhibit D and Exhibit E attached hereto substituted in lieu thereof.
7.Omnibus Amendment. Any and all other terms and provisions of the Products Purchase Agreement are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments set forth in the preceding Sections hereof. Except as expressly modified and amended hereby, all other terms and conditions of the Product Purchase Agreement shall continue in full force and effect.
8.Counterparts. This Amendment may be executed in counterparts each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile or electronic mail shall be equally as effective as a manually executed counterpart.
9.Successors and Assigns. This Amendment shall inure for the benefit of and shall be binding on each of the parties hereto and their respective successors and/or assigns.
10.Entire Agreement.    This Amendment contains the entire agreement between the parties hereto as to the subject matter hereof. To the extent of any conflict between the provisions of this Amendment and the provisions of the Products Purchase Agreement, the provisions of this Amendment shall control.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the respective dates set forth below, to be effective as of the Effective Date.

HOLLYFRONTIER REFINING & MARKETING-COMPANY LLC

By:
Name:
Title:

SINCLAIR OIL CORPORATION

By:
Name:
Title:

CONSENT OF GUARANTORS

The undersigned hereby consent to the foregoing Amendment and agrees to be bound by the provisions thereof.

HOLLYFRONTIER CORPORATION

By:
Name:
Title:

THE SINCLAIR COMPANIES

By:
Name:
Title: ____________________________

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Exhibit D
Product Price

1.	Unleaded Gasoline

a. Unleaded Regular Gasoline and Unleaded Premium Gasoline:

The Product Price for Regular Unleaded Gasoline with a base octane of 87 and Unleaded Premium Gasoline with a base octane of 91 (and in each case with a base RVP meeting standard Magellan Pipeline specifications, adjusted seasonally) shall be equal to the OPIS Group 3 Prompt Spot Low price (cents per gallon) for such Products; provided, the Product Price shall be no lower than the OPIS Group 3 Prompt Spot Mean price less $0.0025 per gallon.

b. Kansas City Gasoline:

If OPIS Group 3 Prompt Spot prices are not posted for low RVP Kansas City Gasoline (and with a low RVP meeting standard Magellan Pipeline specifications, adjusted seasonally), the price differential to the OPIS Group 3 Prompt Spot Low price (cts/gal) will be mutually agreed between the Parties for the summer season (as designated by the Magellan Pipeline) no later than March 15 of each year. If the Parties are unable to mutually agree on such a price, then Holly shall deliver Regular Unleaded Gasoline in accordance with the pricing in paragraph (a) above.

c. Tulsa Gasoline:

For the 7.8 RVP Tulsa Gasoline, the Product Price shall be equal to the sum of the following (determined based on the postings for the day prior to rack lifting): OPIS Group 3 Unleaded 87 (N Grade) Spot Low posting MINUS $0.03 per gallon for the octane differential, PLUS $0.0225 per gallon for the RVP differential, for a NET minus $0.0075 per gallon.

2.	Ultra Low Sulfur Diesel

a. Ultra Low Sulfur No.2 Diesel:

The Product Price for Ultra Low Sulfur No.2 Diesel shall be equal to the OPIS Group 3 Prompt Spot Low price for such Product; provided, the Product Price shall be no lower than the OPIS Group 3 Prompt Spot Mean for such Product less $0.0025 per gallon.

b. Ultra Low Sulfur No.1 Diesel:

The Product Price for Ultra Low Sulfur No.1 Diesel shall be equal to the OPIS Group 3 Prompt Spot Low price for such Product; provided, the Product Price shall be no lower than the OPIS Group 3 Prompt Spot Mean for such Product less $0.0025 per gallon.

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3.	General Policy

If a sub-octane product becomes the product of choice and there is not an OPIS Group 3 Prompt Spot price posted for the different grades, the Parties shall negotiate in good faith to agree on a price for such products. If the Parties are unable to reach agreement in such circumstances, then the matter shall be referred to an Expert for determination in accordance with Section 10.3 of the Agreement.

4.	Loading Fees

A loading fee of $0.006 per gallon will be charged by Holly to Sinclair on all Products taken over the Tulsa Rack, subject to adjustment as provided in Section 3.7 of the Agreement. If Products are delivered by rail, the Parties shall negotiate in good faith to agree on a loading fee for such Products.

5.	Ethanol Pricing

Holly shall be the blender of record for all oxygenated gasoline sales at the Tulsa Rack, with a price for such oxygenated gasoline based on the following formula:

(90% x Tulsa gasoline price) + (10% x Ethanol price) = oxygenated gasoline price per gallon.

Where:

Tulsa gasoline price = the applicable OPIS Group 3 Prompt Spot price plus any RVP differential; and

Ethanol price = Holly’s cost of Ethanol plus a fee (the “Ethanol Fee”) of four (4) cents per gallon of Ethanol, subject to adjustment for the Ethanol Fee pursuant to Section 3.7 of the Agreement.

6.	Administrative Fees

As noted in Section 3.2 Additives, a fee of $0.0015 p/gallon of Product to which Sinclair Additives are added will be collected as an administrative fee by Holly from Sinclair for the amount of Sinclair Additives added to the Products.

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Exhibit E
Example of an OPIS Spots Report

[see attached]

	#GP3UNL	#GP3PRE	#GP3ULS	#GP3UL1

Date	Group 3 Unl (USC)	Group 3 Pre (USC)	Group 3 Ultra Low Sulfur Dsl (USC)	Group 3 ULSD No1 (USC)
	Low	Low	Low	Low

05/09/2012	288.9100	309.9100	300.9100
Average	288.9100	309.9100	300.9100	0.0000

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